UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Annual grants of equity awards approved by the Compensation Committee (“Committee”) of the Board of Directors of Archer-Daniels-Midland Company (the “Company”) under the terms of the Company’s 2009 Incentive Compensation Plan (the “Plan”) were made to the Company’s named executive officers (“NEOs”) effective February 16, 2017. The grant date fair value of the awards to be received by each NEO has been allocated 50% to a performance share unit (“PSU”) award and 50% to a time-vested restricted stock unit (“RSU”) award.

A PSU award is expressed in terms of a target number of PSUs, with between 0% and 200% of that target number capable of being earned and vesting following a three-year performance period (fiscal years 2017-2019) depending on (i) the Company’s relative total shareholder return as compared to the companies in the S&P 100 Industrials Index (25% weighting), (ii) the degree to which the Company achieves specified return on invested capital goals (37.5% weighting), and (iii) the degree to which the Company’s EBITDA exceeds its EBITDA during fiscal years 2014-2016 (37.5% weighting). Assuming continued employment of the NEO, the number of PSUs determined to have been earned at the end of the performance period will vest at that time, and an award of RSUs will vest on the third anniversary of the grant date. Each vested PSU and RSU will be paid out in one share of the Company’s common stock.

PSU and RSU awards will be forfeited if an NEO’s employment ends before the scheduled vesting date except in situations involving retirement, disability, death or a change in control. If employment ends due to retirement or disability before the scheduled vesting date, the same number of PSUs that would have been earned at the end of the performance period if employment had continued will vest on the scheduled vesting date, and the RSUs will continue to vest. If employment ends due to an NEO’s death, all of the RSUs will vest and a portion of the PSUs will vest based on actual performance against the performance goals during any fiscal year(s) completed during the performance period prior to the date of death, and on assumed target performance for the balance of the performance period.

If a change in control of the Company occurs before the scheduled vesting dates of the awards, the PSUs and RSUs will be subject to accelerated vesting and payout only if an NEO’s employment is terminated without cause, or the NEO resigns for good reason, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume or replace the awards. In either event, the RSUs will vest in full, and the PSUs will vest in the same manner as provided in the event of a recipient’s death.

The PSU and RSU award agreements also provide that an award will be forfeited and any shares already issued pursuant to the award (or the value thereof at the vesting date) will be recoverable by the Company if an NEO is terminated for cause, or if an NEO violates any restrictive covenants (such as non-competition, non-solicitation and confidentiality) during the NEO’s employment and for a two-year period after the award vests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 23, 2017	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary